                             Algiers Resources, Inc.
                              Balstron Corporation
                                 Daliprint, Inc.
                              Hartscup Corporation
                              Mayall Partners, Inc.
                               PSLRA, Incorporated
                            Regal Acquisitions, Inc.
                               Spacial Corporation
                                 Voyer One, Inc.
                                 Voyer Two, Inc.
                           each a Delaware corporation

                    Offering of a Maximum of 2,250,000 Shares
              of Common Stock, par value $0.001, at $0.25 per Share

                            PLACEMENT AGENT AGREEMENT

                                                   Dated as of December 16, 1998

Tradeway Securities Group, Inc.
19100 Von Karman Avenue
Suite 1000
Irvine, California 92612

Ladies and Gentlemen:

                  Algiers Resources, Inc., Balstron Corporation, Daliprint, Inc., Hartscup Corporation, Mayall Partners, Inc., PSLRA, Incorporated, Regal Acquisitions, Inc., Spacial Corporation, Voyer One, Inc., Voyer Two, Inc. (each a "Company" and collectively the "Companies") were each formed as shell corporations in early 1998 for purposes of merging with a company with an operating business (a "Merger"), all as more fully described in that certain Confidential Memorandum dated November 1, 1998 (references to which shall be deemed to include any and all supplements and amendments thereto and all financial statements and exhibits that are included therein, referred collectively to herein as the "Memorandum").

                  Each Company desires to raise $56,250, through the offer and sale of up to 225,000 shares of Common Stock, par value $0.001 (the "Shares") of the Company, as more fully described in the Memorandum, in a private offering (the "Offering"). A maximum of 225,000 Shares of each Company (2,250,000 in the aggregate) may be sold in the Offering ("Maximum Offering"). In addition, the Companies, at the request of a Placement Agent may agree to allow the Placement Agents, as defined below, to sell up to 225,000 additional Shares of each Company to cover over-allotments. There is a minimum investment of 2,000 Shares in each Company (20,000 in the aggregate). An equal investment must be made in each Company.

                  The offer and sale of the Shares is being made in accordance with the Memorandum. The Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities or "blue sky" laws and will be offered and sold in reliance upon the exemptions afforded by Section 4(2) and of the Securities Act and Rule 506 of Regulation D promulgated thereunder and by similar exemptions afforded by or preempted from the state securities or "blue sky" laws. The subscribers for the Shares each of whom will be required to execute and deliver the Subscription Agreement and the Subscription Supplement, Lock-up and Registration Rights Agreement that accompanies the Memorandum (the "Subscription Documents") will be issued the Shares (the "Investors").

                  Subsequent to the Offering, each Company anticipates that it will file a Form 10 in an attempt to register each Company as public company with the Securities and Exchange Commission, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Companies may file one at a time or some or all at the same time. Some of the Companies may attempt to file soon after the closing of the Offering, and some at a later date, even possibly after a Merger. No assurance can be given that the registration will be allowed by the regulatory authorities.

                  Subsequent to a Merger, each Company will use its best efforts to file a Registration Statement ("Registration Statement") to register the Common Stock of the Company under the Securities Act and to include all shares of Common Stock of such Company sold in this offering in the Registration Statement. However, holders of Common Stock purchased in the Offering should not depend on such registration rights and may have to rely on Rule 144 of the Securities Act to trade in the Common Stock (assuming a Merger has occurred and the Company is a reporting Company in compliance under the Exchange Act, which cannot be assured). Any liquidity at all is still subject to the risks related to achievement of registration and a Merger as described in detail in this Memorandum, especially the section entitled "Risk Factors." Any registration rights of a holder of Common Stock purchased in the Offering will expire at such time as all such holders' Common Stock (other than affiliates of the Company) purchased in the Offering is saleable pursuant to Rule 144 without volume limitations. Any and all shares of Common Stock registered in a Registration Statement or otherwise eligible for sale under Rule 144 will still be subject to the lock-up provisions set forth below.

                  Prior to (i) the registration of a Company (ii) consummation of a Merger and (iii) either the expiration of the relevant holding period under Rule 144 promulgated pursuant to the Securities Act or registration of the Common Stock, purchasers of the Common Stock in this Offering may not sell, pledge, assign or otherwise transfer or hypothecate any shares of Common Stock of the Company sold in this Offering. After such registration and Merger, subject to restrictions under federal and state securities laws, fifty percent (50%) of all Common Stock of the merged-Company purchased in this Offering by each holder may not be sold pledged, assigned or otherwise transferred or hypothecated for a period of six (6) months from the closing of a Merger, and the remaining fifty percent (50%) of the Common Stock of the merged-Company purchased in this Offering by such holder will be similarly restricted for a period of twelve (12) months from the Closing of a Merger unless otherwise agreed to by the Company (the "Lock-up"). Mr. Prestiano, the sole stockholder of each Company has agreed to restrict his shares of Common Stock in each Company pursuant to the same provisions as the Lock-up subject to pro-rate release. All shares underlying the Placement Agent Warrants, as defined below, are also subject to the Lock-up on the same terms. In order to release any stockholder from the terms of the Lock-up, all other stockholders must be proportionately released.

                  All capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Memorandum.

Section 1.  APPOINTMENT OF PLACEMENT AGENT AND TERMS OF OFFERING.

                  1.1 APPOINTMENT OF PLACEMENT AGENT. You are hereby invited to become a Placement Agent ("Placement Agent") and by your confirmation of this Agreement you agree to act in such capacity for the Offering during the term of the Offering Period (as defined in Section 1.5 below) and to use your best efforts to find purchasers for the Shares in accordance with the terms and conditions set forth in this Agreement.

                  1.2 CO-PLACEMENT AGENTS. The Company may appoint one or more registered broker-dealers who are members in good standing of the National Association of Securities Dealers, Inc., ("NASD") or banks exempt from broker-dealer registration to serve as co-Placement Agents with you.

                  1.3 SOLICITATION OF SUBSCRIPTIONS. You hereby agree to solicit, as an independent contractor and not as an agent of the Company, Investors acceptable to the Company in accordance with the terms of the Memorandum and this Agreement.

                  1.4 SUBSCRIPTIONS.

                           1.4.1 SOLICITATION PROCEDURES.  Each person
desiring to purchase Shares in the Offering shall be required to execute and deliver to each Company the applicable Subscription Documents and a check in the amount of $0.25 per Share for the amount purchased of each Company's Shares made payable to each of "Algiers Resources, Inc.", "Balstron Corporation", "Daliprint, Inc.", "Hartscup Corporation", "Mayall Partners, Inc.", "PSLRA, Incorporated", "Regal Acquisitions, Inc.", "Spacial Corporation", "Voyer One, Inc.", "Voyer Two, Inc." By way of example, if an Investor purchased the minimum subscription of 2,000 Shares of each Company, the Investor must make a check in the amount of $500 payable to each Company. You shall transmit each investor's check and original Subscription Documents received by you to the Companies care of the address listed on the Subscription Documents, retaining a copy of each for your files. Each Company shall deposit the checks directly in their respective corporate accounts.

                           1.4.2 ACCEPTANCE STANDARDS AND PROCEDURES. The
Companies will not consider any proposed subscription until all Subscription Documents have been completed, signed and delivered. After receipt of all required Subscription Documents with respect to an Investor, the Companies will determine whether they wish to accept the offered subscription. No subscriptions shall be effective unless and until accepted by the Companies. Subscriptions for Shares will be accepted only from subscribers who meet the investor suitability standards set forth in the Memorandum. The minimum required purchase by any Investor shall be 2,000 Shares per Company (20,000 in the aggregate), subject to the right of the Companies in their sole discretion to allow investment in a lesser amount. The Companies reserve the right to reject any subscriptions and to allocate subscriptions received in the event the Shares are oversubscribed.

                           1.4.3 REJECTION.  Subscriptions may be rejected in
whole or in part by the Companies, provided the Companies must notify the Placement Agent of the rejection of any subscription and return the to the Placement Agent the funds previously received from the person whose subscription was paid and the original Subscription Documents, within ten
(10) business days of the receipt of completed Subscription Documents. Should the Companies determine to reject a subscription, you will promptly return the Subscription Documents directly to the prospective purchaser and as well as the funds previously received upon receipt of such documents from the Companies.

                  1.5 OFFERING PERIOD. The "Offering Period" shall mean that period during which any Shares are offered for sale, commencing on the date upon which the Memorandum is initially delivered to the Companies for distribution to Investors and continuing until the earlier of (a) the date on which subscriptions for the maximum number of Shares are accepted or (b) March 31, 1999, unless earlier terminated by the Companies, or unless further extended for 120 days by mutual agreement of the Companies and any of the Placement Agents, to time which the Company may extend the Offering without further notice to the Investors (the "Termination Date").

                  1.6 CLOSINGS.

                           1.6.1       INITIAL CLOSING.  If at any time during
the Offering Period, the Companies have accepted any subscriptions, the subscribers may be admitted as Investors in an initial closing (the "Initial Closing"). Upon the Initial Closing, the Companies shall remit to the Placement Agent the commissions then due to the Placement Agent and deliver to each Investor the certificates representing the Shares purchased by each Investor.

                           1.6.2       ADDITIONAL CLOSINGS.  After the Initial
Closing, the Offering will continue, and the issuance of additional Shares to subscribers in one or more additional closings ("Additional Closings") may occur upon acceptance of subscriptions for additional Shares.

                           1.6.3       FINAL CLOSING.  If at any time before the
Termination Date, subscriptions for the maximum number of Shares provided for herein have been accepted (including subscriptions by the Companies, the Placement Agent(s) or their affiliates), the subscribers shall be admitted to the Company as Investors in a final closing (the "Final Closing"). The Companies shall fix a date no later than ten days after the Termination Date on which the Final Closing will take place (or, if the tenth day is not a business day, the next business day) (the "Final Closing Date").

                           1.6.4 CLOSING CERTIFICATE.  The Initial,
Additional and Final Closings will take place at the Companies' offices, or at such other place as shall be mutually agreed upon by the Companies and you. At each of the Initial Closing, any Additional Closing and the Final Closing, you agree to deliver to the Companies if so requested by the Companies, a certificate stating (i) the number of offerees in each of the jurisdictions designated on the blue sky memorandum (the "Blue Sky Memorandum") delivered to you by the Companies, and (ii) that your representations and warranties contained in Section 4 are true and correct with the same effect as though expressly then made and that you have complied with the covenants contained in Section 5.

                  1.7 DUE DILIGENCE. You agree to conduct your own investigation to determine that all material facts upon which each person who purchases the Shares might rely in making this investment decision have been accurately and adequately disclosed in the Memorandum to the extent you deem necessary.

                  1.8 COMPENSATION TO THE PLACEMENT AGENT. As compensation for your services hereunder the Company agrees to cause the Company to pay to you, as a selling commission, an amount equal to ten percent (10%) of the gross offering proceeds for each Share sold through you, and reimbursement of certain of your out of pocket expenses. All such compensation under this Agreement shall be payable not later than ten (10) days following the closing in which the Investor purchases the Shares. Also as compensation for your services hereunder the Company agrees to cause the Company to pay to you, as a selling commission, Placement Agent Warrants (the "Placement Agent Warrants") to purchase the number of shares of Common Stock of each Company equal to 30% of the number of Shares of each Company sold by you in the Offering at an exercise price of $0.255 per share, not later than ten (10) days following the closing in which the Investor purchasing the Shares is admitted to the Companies. The Placement Agent Warrants shall be exercisable for seven years following the completion of the Offering. The Placement Agent Warrants shall provide for cashless exercise pursuant to which the holder of the Placement Agent Warrants will receive upon exercise the number of Shares otherwise issuable upon such exercise, less the number of Shares having an aggregate Current Market Price on the date of exercise equal to the exercise price per share multiplied by the number of Shares for which the Placement Agent Warrants are being exercised and/or by delivery to the Company by the holder of the Placement Agent Warrants the number of Shares having an aggregate Current Market Price on the date of exercise equal to the exercise price multiplied by the number of Shares for which the Placement Agent Warrants are being exercised. For purposes of the Placement Agent Warrants, the term "Current Market Price" shall mean (a) if the Shares are traded on the Nasdaq National Market ("NNM") or on a national securities exchange, the per share closing price of the Shares on the date of exercise of the Placement Agent Warrants or (b) if the Shares are traded in the over-the-counter market and not in the NNM or a national securities exchange, the average of the per share closing bid prices of the Shares during the thirty (30) consecutive trading days immediately preceding the date in question, as reported by the Nasdaq SmallCap Market (or an equivalent generally accepted reporting service if quotations are not reported on the Nasdaq SmallCap Market). The closing price referred to in clause (a) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NNM or on the principal stock exchange on which the Shares are then listed. For purposes of clause (b) above, if trading in the Shares is not reported by the Nasdaq SmallCap Market, the bid price referred to in said clause shall be the lowest bid price as reported in the Nasdaq Electronic Bulletin Board or, if not reported thereon, as reported in the "pink sheets" published by National Quotation Bureau, Incorporated, and if the Shares are not so reported, shall be determined by the price of a Share determined by the Company's Board of Directors in good faith. In the event that the Placement Agent Warrants have been exercised or remain outstanding on the effective date of any initial public offering by the Company, the Dealer Manager shall not be eligible to receive underwriter warrants as compensation in connection with such initial public offering.

                  Each Company shall use its best efforts to register the shares of Common Stock underlying the Placement Agent Warrants of such Company in the Registration Statement filed by such Company subsequent to a Merger; provided however, the shares of Common Stock of each Company underlying the Placement Agent Warrants will be subject to the terms of the Lock-up.

                  Payment of these commissions is subject to the following conditions:

                  No commission will be payable with respect to any subscriptions for the Shares which are rejected by the Companies; and

                  No commissions will be payable to you with respect to any sale of Shares sold by you until such time as the Companies has received the total proceeds of any such sale.

                  No commissions will be payable with respect to transactions in jurisdictions where such payments may not legally be made. You may waive all your compensation in connection with any sales of Shares to you, the Companies and certain officers, directors, employees or affiliates of you or the Companies, and you in your discretion may waive all or a portion of your compensation in connection with any sales of Shares to other purchasers with whom the Companies or their affiliates have a business relationship.

                  In no event will the value of the total compensation exceed the amount allowable in connection with the Companies' obtaining the benefits of the exemptions from the qualification requirements of state securities laws.

Section 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents, warrants and agrees with you for your benefit that:

                  2.1 POWER AND AUTHORITY OF THE COMPANY. Each Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct business as described in the Memorandum. Complete and correct copies of the Certificate of Incorporation and the Bylaws of each Company and all amendments thereto have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the Final Closing Date.

                  2.2 VALIDITY OF ISSUANCE OF SECURITIES. The outstanding common stock of each Company has been, and the Shares to be issued and sold by the Companies pursuant to the Offering upon such issuance will be, when paid thereto for as provided in the Memorandum and the Subscription Documents, and the execution of all necessary or appropriate amendments or supplements to, or certificates in connection with, duly authorized, validly issued, fully paid and non-assessable, and will not be subject to any preemptive or similar rights. Subscribers for the Shares shall have no liability in excess of their respective capital contributions.

                  2.3 ADEQUACY OF THE MEMORANDUM. The \ Companies will have prepared and delivered to you the Memorandum. The Memorandum does not, and on any Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Every contract or other document required by the Securities Act or any regulations promulgated thereunder (the "Regulations") to be described in or attached as an exhibit to the Memorandum or otherwise made available to Investors has been so described, attached or made available.

                  2.4 DUE AUTHORIZATION AND ENFORCEABILITY OF THIS AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of each Company and constitutes the valid, binding and enforceable agreement of such Company, except to the extent that (i) the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (ii) the indemnification provisions of this Agreement may be held to violate public policy (under either state or federal law) in the context of the offer or sale of securities.

                  2.5 NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Memorandum, there has not been any material adverse change in the condition, financial or otherwise, of each Company or in the earnings, affairs or business prospects of each Company.

                  2.6 ABSENCE OF LEGAL OR CONTRACTUAL CONFLICTS. The execution and delivery of this Agreement by each Company, and the consummation of the transactions contemplated in the Memorandum, will not, or with the passage of time or the giving of notice would not, constitute a breach of, default under or violation of (i) any statute, indenture, mortgage, deed of trust, voting trust, note, lease or other agreement or any instrument to which each Company is or will be a party or by which any of them or their property is or will be bound, or (ii) any order, rule or regulation applicable to each Company of any court or any governmental body or administrative agency having jurisdiction over its properties or businesses.

                  2.7 GOVERNMENTAL CONSENTS. No consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement and the consummation of the transactions contemplated in this Agreement or in the Memorandum by each Company, except such as have been or are to be obtained under the state securities or "blue sky" laws.

                  2.8 ADVERSE CLAIMS. There is not pending, threatened or contemplated any action, suit or proceeding before or by any court or other governmental body against each Company and no default exists in the due performance and observance of any material obligation, term, covenant or condition of any agreement or instrument to which each Company is or may be a party, or by which it is bound that is not referred to in the Memorandum and that might result in any material adverse change in the condition (financial or otherwise), earnings, affairs or business or prospects of each Company or might materially and adversely affect any of the assets of each Company.

                  2.9 LEGAL ACTIONS. There are no actions, suites or proceedings pending, or to the Companies' knowledge, threatened against or affecting the Companies or any of its respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Companies or its respective business, properties, business prospects, condition (financial or otherwise) or results of operations taken as a whole.

                  2.10 INVESTMENT COMPANY. On the date hereof and, each Closing Date, each Company is not and will not be an investment company as that term is defined in the Investment Company Act of 1940.

                  2.11 NO OFFERS. No offer, offer to sell, offer for sale, sale or attempt to dispose of any Shares to any person has been made prior to the Offering Period upon the authority of each Company.

                  2.12 ACCURACY OF REPRESENTATIONS. No statement, representation, warranty or covenant made by the Companies in this Agreement or made in any certificate or document required by this Agreement to be delivered to you was or will be, when made, inaccurate, untrue or incorrect in any material respect.

Section 3.  COVENANTS OF THE COMPANIES.

                  The Companies covenant with you as follows:

                  3.1 AMENDMENT OF MEMORANDUM. Promptly upon the occurrence of any event which would cause the Memorandum to include during the Offering Period an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the Companies will promptly notify you of the event. The Companies will within a reasonable period of time prepare and furnish to you such number of copies as you may request of an amendment or amendments of, or a supplement or supplements to, the Memorandum (in form and substance satisfactory to you) which will amend or supplement the Memorandum so that as amended or supplemented it shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

                  3.2 COMPLIANCE WITH SECURITIES LAWS. The Companies will use their best efforts to cause the sale of the Shares to take place in a manner that will permit reliance upon Regulation D promulgated under the Securities Act and will file the required Form D in a timely fashion. The Companies will use its best efforts to secure exemptions from qualification or registration of the Shares or preemption under the securities or "blue sky" laws of such states in which it advises you in writing that the Shares may be offered, and will make such applications, file such documents, and furnish such information as may reasonably be required for that purpose.

                  3.3 DUE DILIGENCE INQUIRY. Upon request by you, the Companies will make reasonable effort to furnish you information necessary in your judgment, or in the judgment of your counsel, to confirm the continued fairness, accuracy and completeness of the Memorandum in all material respects during the Offering Period.

                  3.4 REPORTS AND OTHER INFORMATION. The Companies will, as long as any Shares may remain outstanding, furnish directly to you one (1) copy of each report furnished to Investors at the time such report is furnished to the Investors.

                  3.5 DELIVERY OF SALES MATERIAL. The Companies will deliver to you, from time to time, all sales material (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered in connection with the offering of the Shares.

                  3.6 LIMITED LIABILITY AND COMPANY STATUS. The Companies will take all steps necessary to preserve, to the extent possible, the limited liability of the Investors and their status as corporations.

                   3.7 NOTIFICATION OF CHANGES. The Companies will notify you promptly of any change having or which is likely to have a material adverse change in the condition (financial or otherwise), earnings, affairs or business or prospects of each Company or might materially and adversely affect any of the assets of each Company relating to any of the Companies' representations, warranties, covenants or agreements contained herein that occurs at any time prior to the Final Closing.

Section 4.  REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENT.

                  You hereby represent, warrant and agree with the Companies for their benefit that:

                  4.1 CORPORATE POWER AND AUTHORITY. You have been duly incorporated and are validly existing as a corporation in good standing under the laws of the State of your incorporation, with all requisite corporate power and authority to conduct your business and to perform the obligations contemplated herein.

                  4.2 DUE AUTHORIZATION AND ENFORCEABILITY OF THIS AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered by you or on your behalf and constitutes your valid, binding and enforceable agreement, except to the extent that (i) the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (ii) the indemnification provisions of this Agreement may be held to violate public policy (under either state or federal law) in the context of the offer or sale of securities.

                  4.3 ABSENCE OF LEGAL OR CONTRACTUAL CONFLICTS. Your execution and delivery of this Agreement, and the performance of your obligations thereunder, will not result in a violation of, be in conflict with or constitute a default under any agreement or instrument to which you are a party or by which you or your properties are bound, or any judgment, decree, order or, to your knowledge, any statute, rule or regulation applicable to you.

                  4.4 ADEQUACY OF THE MEMORANDUM. The information contained in the Memorandum relating to you, if any, is complete and correct and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

                  4.5 BROKER-DEALER QUALIFICATIONS. You are (and will continue to be during the term of this Agreement) a member in good standing of the NASD and agree to abide by the Rules of Fair Practice of such association. You are properly registered or licensed as a broker or dealer under applicable federal and state securities laws and regulations. You, your affiliates, and your or their officers and directors (or any other person serving in a similar capacity) have not taken or failed to take any act, and are not subject to any order or proceedings, that would make unavailable any limited offering exemption from registration or qualification requirements of state securities laws.

                  4.6 NO DISQUALIFICATIONS. Neither you nor any of your directors, officers, predecessors or agents nor any beneficial owner of 10% or more of any class of your equity securities, nor any of their respective affiliates (nor any other person serving in a similar capacity):

                  Has been convicted within ten years prior to the date hereof of any crime or offense involving the purchase or sale of any security, involving the making of a false statement with the Securities and Exchange Commission (the "SEC"), or arising out of such person's conduct as an underwriter, broker, dealer, municipal securities dealer or investment adviser;

                  Is subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within five years prior to the date hereof, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the SEC, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer or investment adviser;

                  Is subject to an order of the SEC entered pursuant to
section 15(b), 15B(a), or 15B(c) of the Exchange Act; or is subject to an order of the SEC entered pursuant to section 203(e) or (f) of the Investment Advisers Act of 1940;

                  Is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to section 6 of the Exchange Act, an association registered as a national securities association under section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission constituting conduct inconsistent with just and equitable principles of trade;

                  Is subject to a United States Postal Service false representation order entered within fivprior to the date hereof; or is subject to a restraining order or preliminary injunction entered under section 3007 of title 39, United States Code, with respect to any conduct alleged to constitute postal fraud;

                  Has been or has been named as an underwriter of any securities covered by any registration statement which is the subject of any pending proceeding or examination under section 8 of the Securities Act, or is the subject of any refusal order or stop order entered thereunder within five years prior to the date hereof;

                  Has been or has been named as an underwriter of any securities covered by any filing which is subject to any pending proceeding under Rule 261 or any similar Rule adopted under section 3(b) of the Securities Act, or to an order entered thereunder within five years prior to the date hereof;

                  Has taken or failed to take any other act, or are subject to any other order or proceedings, that would make unavailable any limited offering exemption from registration or qualification requirements of federal or state securities laws;

                  Has filed a registration statement that is the subject of a currently effective stop order entered pursuant to any state's securities law within five years prior to the date hereof;

                  Has been convicted within five years prior to the date hereof of any felony or misdemeanor in connection with the offer, purchase or sale of any security or any felony involving fraud or deceit, including but not limited to forgery, embezzlement, obtaining money under false pretenses, larceny or conspiracy to defraud;

                  Is currently subject to any state administrative enforcement order or judgment entered by that state's securities administrator within five years prior to the date hereof or is subject to any state's administrative enforcement order or judgment in which fraud or deceit, including but not limited to making untrue statements of material facts and omitting to state material facts, was found and the order or judgment was entered within five years prior to the date hereof;

                  Is subject to any state's administrative enforcement order or judgment that prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities; or

                  Is currently subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to any order, judgment or decree of any court of competent jurisdiction permanently restraining or enjoining, such party from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the state entered within five years prior to the date hereof.

Section 5.  COVENANTS OF THE PLACEMENT AGENT.

                  You covenant with the Companies as follows:

                  5.1 DELIVERY OF OFFERING MATERIALS. You or a person acting on your behalf shall furnish to each offeree, concurrently with making an offer to such offeree (and its purchaser representative, if such a representative has been selected), a numbered copy of the Memorandum, as it may have been amended or supplemented by the Companies, and shall maintain adequate records of each person to whom a Memorandum has been delivered. Neither you nor any of your agents will give any information or make any representation with respect to the Companies or its business or affairs other than the information or representations contained in the Memorandum or any sales literature authorized for use in connection with the Offering, or such other information as is specifically authorized by the Companies.

                  5.2 CONDUCT OF SOLICITATION. You or a person acting on your behalf will cause each person interested in acquiring Shares to complete and execute the Subscription Documents (copies of which is included in the Memorandum) in order to enable the Companies to determine whether such person is qualified to acquire Shares. You will not execute any Subscription Documents for any person and will not invest in the Shares through any person's discretionary trading account without the written approval of such person. You will abide by, and take reasonable precautions to insure compliance with, all provisions contained in the Memorandum and THE SELLING AGREEMENT regulating the terms and manner of conducting the Offering.

                  5.3 COMPLIANCE WITH FEDERAL SECURITIES LAWS. You will comply with all applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, including Regulation D. Specifically, but without limitation, neither you nor any person acting on your behalf will offer the Shares by means of any form of general solicitation or general advertising nor to any person or entity unless you or your licensed personnel have a substantial pre-existing business relationship with such person or entity. No advertisement, article, notice or other communication regarding the Offering will be published by you in any newspaper, magazine or similar medium or broadcast over television or radio. Neither you nor any of your agents will sponsor, hold or participate in any seminar or meeting regarding the Offering at which the persons attending have been invited by any general solicitation or general advertising. You and any person acting on your behalf will make offers of the Shares only to persons whom you and your agents have reasonable grounds to believe and do believe: (a) have such knowledge and experience in business and financial matters (either alone or together with a purchaser representative) that they are capable of evaluating the merits and risks of the prospective investment and of protecting their own interests in connection with the transaction and (b) meet the investor suitability requirements contained in the Memorandum. You and any person acting on your behalf will cooperate with the Companies so that the Shares are sold only to "accredited investors" as such term is defined in Rule 501 of Regulation D and you and your agents will exercise reasonable care to ensure that a purchaser is not an underwriter within the meaning of Section 2(11) of the Securities Act.

                  5.4 COMPLIANCE WITH BLUE SKY LAWS. You will comply with all applicable requirements of any state securities or "blue sky" law or rule or regulation promulgated thereunder. You will not offer or sell any of the Shares in any jurisdiction (i) prior to receiving written instructions from the Companies that offers may be made in such jurisdiction and (ii) except in compliance with all applicable securities or "blue sky" laws and in accordance with the Blue Sky Memorandum. With respect to any state which limits the number of offers and sales which may be made, you shall offer for sale no more than such number of Shares as we may advise you may be offered and/or sold.

                  5.5 MAINTENANCE OF RECORDS. You will retain in your records and make available to the Companies, for a period of at least five years, information establishing that each person who purchases the Shares pursuant to a Subscription Documents solicited by you is within the permitted class of investors under the requirements, if any, of the jurisdiction in which such purchaser is a resident and the suitability standards set forth in the Memorandum and the Subscription Documents.

Section 6.  COMPANY'S CERTIFICATES.

                  At the Final Closing Date and any Initial or Additional Closing Date, you shall have received a certificate signed by an officer of each Company on behalf of such Company to the effect that (i) the signer has carefully examined the Memorandum and, in the signer's opinion, at all times from the time the Memorandum was initially delivered to you for distribution to investors the Memorandum did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Memorandum was initially delivered to you for distribution to investors, no event has occurred which should have been set forth in an amendment of or supplement to the Memorandum but which has not been so set forth; (iii) no proceedings have been instituted or threatened by the Commission or any blue sky agency with respect to the Offering; and (iv) the representations and warranties contained in Section 2 are true and correct with the same effect as though expressly then made and the Company has complied with the covenants contained in Section 3.

Section 7.  INDEMNIFICATION.

                  7.1 BY THE COMPANY. The Companies will indemnify and hold harmless you and each person, if any, who controls you within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which you or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum, or in any related sales material (whether designated solely for broker-dealer use or otherwise) which the Companies or any respective officer thereof authorizes in writing for use by you or any Placement Agent, or arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of such persons will be liable to indemnify you or such a controlling person thereof pursuant to this Section 7.1 to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to any of them by you specifically for use in the Memorandum or sales material; and will reimburse you and each such controlling person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing provisions of this Section 7.1, the Companies shall not indemnify you or any person, if any, who controls you within the meaning of the Securities Act, for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations by the particular indemnitee not caused by materials supplied by the Companies or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves the settlement of the claims against the particular indemnitee. In any claim against a Company for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the SEC, the Massachusetts Securities Division, the Tennessee Securities Division and any other states that may require it with respect to the issue of indemnification for securities law violations.

                  7.2 BY THE PLACEMENT AGENT. You will indemnify and hold harmless each Company and each other person who controls each Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum, or any related sales material which the Companies authorize in writing for use by you, or arise out of or are based upon the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Companies by you specifically for use therein and (ii) any breach by you or any Placement Agent of any representation, warranty or covenant contained in this Agreement, provided that you or any Placement Agent shall be liable under this Section 7.2 only to the extent that such losses, claims, damages or liabilities result from any action or inaction by you. You will reimburse any legal or other expenses reasonably incurred by the Companies or any controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided that you shall reimburse any such legal or other expenses in connection with investigating or defending any such loss, claim, damage, liability or action only to the extent that such loss, claim, damage or liability results from any action or inaction caused by you.

                  7.3 NOTIFICATION. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Section 8.  TERMINATION OF THIS AGREEMENT.

                  8.1 RIGHT OF TERMINATION. You or the Companies shall have the right to terminate this Agreement at any time.

                  8.2 NOTICE. If you elect to terminate this Agreement as provided in this Section 8, the Companies shall be notified promptly by you pursuant to Section 9 of this Agreement. If the Companies elect to terminate this Agreement as provided in this Section 8, you shall be notified promptly by the Companies or pursuant to Section 9 of this Agreement.

                  8.3 LIABILITY OF PARTIES. All representations, warranties and indemnification agreements contained in this Agreement shall remain operative and in full force and effect, regardless of any termination pursuant to Section 8.1, and shall survive the Final Closing Date.

Section 9.  MISCELLANEOUS PROVISIONS.

                  9.1 NOTICES. All notices provided for by this Agreement shall be made in writing either (i) by actual delivery of the notice to the parties thereunto entitled or (ii) by the mailing of the notice in the United States mails to the address, as stated below (or at such other address as may have been designated by written notice), of the party entitled thereto, by certified or registered mail, return receipt requested. The notice shall be deemed to have been received in case (i) on the date of its actual receipt by the party entitled thereto and in case (ii) on the date of deposit in the United States mail.

                  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to you, shall be mailed or delivered to:

                  c/o James A. Prestiano
                  The Law Office of James A. Prestiano, Esq.
                  317 Madison Avenue, Suite 2310
                  New York, NY 10017

                  9.2 PARTIES. This Agreement shall inure to the benefit of and be binding upon you, the Companies and each of your and the Companies' respective successors and legal representatives. Except as otherwise set forth in this Section, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this

Agreement, or any provision herein contained. No purchaser of Shares will be deemed a successor because of such purchase.

                  9.3 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  9.4 ARBITRATION. You and the Companies agree that any controversy arising out of or relating to this Agreement of the Offering contemplated hereby shall be settled by arbitration in New York, New York, in accordance with the rules then in effect for the NASD.

                  9.5 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed to be an original, but all of which constitute, collectively, one and the same Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

                  9.6 MODIFICATION OR AMENDMENT. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

                  9.7 OTHER INSTRUMENTS. The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out this Agreement.

                  9.8 VALIDITY. Should any portion of this Agreement be declared invalid and unenforceable, then such portion shall be deemed to be severable from this Agreement and shall not affect the remainder of this Agreement.

                  9.9 CAPTIONS. The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

                  9.10 ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

                  If the foregoing is in accordance with our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among you and the Company in accordance with its terms.

                                       Very truly yours,

                                       ALGIERS RESOURCES, INC.

                                       By:\s\ James A. Prestiano
                                          -----------------------------------
                                              James A. Prestiano, President

BALSTRON CORPORATION                   DALIPRINT, INC.

By:\s\ James A. Prestiano              By:\s\ James A. Prestiano
   -----------------------------------    -----------------------------------
       James A. Prestiano, President          James A. Prestiano, President

HARTSCUP CORPORATION                   MAYALL PARTNERS, INC.

By:\s\ James A. Prestiano              By:\s\ James A. Prestiano
   -----------------------------------    -----------------------------------
       James A. Prestiano, President          James A. Prestiano, President

PSLRA, INCORPORATED                    REGAL ACQUISITIONS, INC.

By:\s\ James A. Prestiano              By:\s\ James A. Prestiano
   -----------------------------------    -----------------------------------
       James A. Prestiano, President          James A. Prestiano, President

SPACIAL CORPORATION                    VOYER ONE, INC.

By:\s\ James A. Prestiano              By:\s\ James A. Prestiano
   -----------------------------------    -----------------------------------
       James A. Prestiano, President          James A. Prestiano, President

VOYER TWO, INC.

By:\s\ James A. Prestiano
   -----------------------------------
       James A. Prestiano, President

Confirmed and Accepted as of the date first above written:


Tradeway Securities Group, Inc.
--------------------------------------
Print Firm Name


By:\s\ Robert M. Guiltinar
   -----------------------------------


   Robert M. Guiltinar
--------------------------------------
Print Name


   C.F.O./Secretary
--------------------------------------
Print Title